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                                                                 Exhibit 10.15

                           [TASER INTERNATIONAL LOGO]

       7860 E. McClain Drive, Suite #2, Scottsdale, Arizona 85260, U.S.A.
       ___________________________________________________________________
            Tel.: (480) 991-0797, Fax: (480) 991-0791 *www.TASER.com
           __________________________________________________________

                  INDEPENDENT SALES REPRESENTATIVE AGREEMENT

This agreement, entered into as of __________________, 2001, by and between TASER(R) International, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as TASER), and _________________, (hereinafter referred to as Sales Representative).

WHEREAS, TASER is engaged in the manufacture, sale and distribution of Less-Lethal Defense products and related accessories suitable for law enforcement and commercial markets; and

WHEREAS, TASER and the Sales Representative desire to enter into a relationship, whereby Sales Representative will promote the sale of TASER products in the geographical areas hereinafter described, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed upon as follows:

1. TERRITORY:

The Sales Representative's territory will consist of the area described below:

_______________________________________________________________________________

     It is understood that TASER has the right to select and appoint Distributors in Sales Representative's territory. TASER reserves the right to amend the forgoing territory in its sole discretion, if the Sales
Representative does not meet annual sales objectives, Amendment of the forgoing can occur anytime during the contract period.

2. DUTIES OF SALES REPRESENTATIVE

The Sales Representative will use its best efforts to solicit orders for the sale of TASER products by presenting TASER's products in a clear, understandable and professional manner. In this regard, Sales Representative will present TASER products and accessories to federal, state and local law enforcement personnel, wholesalers, retailers, and consumers within the Sales Representative's territory. Sales Representative will at all times emphasize and adhere to all regulations and practices relating to user safety, shall at all times maintain a professional



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   appearance and shall provide after-sales service to any customer who has purchased or purchases TASER products and accessories. Sales Representatives agree to submit updated company resume's. These resume's shall include a complete listing of all other products for which the group has a representative, location of any offices and numbers of all representatives employed by the Sales Representatives Group, and the particular territories assigned to said Group's representatives. Also, if there are representatives who are not TASER active within the group, the number and names of those individuals should also be supplied with the Company resume.

3. SOLICITATION AND / OR PURCHASE ORDERS

   All Sales Representatives' solicitations and/or purchase orders will be conducted in accordance with such procedures, prices, and terms and conditions as TASER may specify from time to time. All purchase orders or sales orders are subject to TASER's approval. TASER will prepare and deliver all invoices for billing to customers. Sales Representative must assist TASER in collecting unpaid invoices upon request by TASER. In addition, Sales Representative will assist TASER in the resolution of any and all disputes, adjustments, or other differences between TASER and any customers and / or distributors.

4. NO AGENCY

   Sales Representative is an independent contractor and under no circumstances will Sales Representative commit TASER to the delivery of TASER products and accessories purport to legally bind TASER in any matter, or hold himself out as an employee or agent with legal authority to bind TASER. All accepted purchase orders, whether or not delivery dates are specified, shall be subject to delays in manufacture or delivery due to any cause beyond TASER's reasonable control. In keeping with the foregoing, no representative may carry a business card that is TASER exclusive. As a broad parameter, Sales Representative Groups may include the TASER logo on the bottom of their card, however a sample must be submitted to TASER, prior to the printing of the same for TASER's written approval.

5. RULES OF CONDUCT

   In the course of representing TASER, Sales Representative shall adhere to the following rules of conduct, which include, but are not limited to:

        (a) Sales representative shall not disparage, denigrate, "run down" or make any negative comments regarding another manufacturer or competitors' product.

        (b) Sales Representative shall not solicit or sell TASER products, or enter into a type of arrangement, wherein the sale of TASER products is made



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                              [INTERNATIONAL LOGO]

            conditional in any way on a user's purchase of another company's products.

        (c) Sales Representative shall at all times maintain a professional appearance and shall not perform any of his duties set forth in this agreement, while intoxicated in any manner or under the influence of any illegal drug.

        (d) Under no circumstances shall the representative market, sell, distribute, solicit, or be involved in any way with another manufacturer of less-lethal weapons and/or accessories, without the express written approval of TASER.

        (e) Under no circumstances shall the representative market, sell or demonstrate TASER products and accessories together with any after-market product that has not been approved by TASER for use. Furthermore, no TASER demonstration sample will be equipped or modified with any after-market accessory or component, including, but not limited to sights, holsters, or batteries not recommended for use by TASER.

        (f) Sales Representatives understand and agree that any failure to enforce the paragraphs contained in section 5 of this agreement is not to be considered a waiver of TASER's rights hereunder and representative hereby waives any right they may have to the defense of laches.

Any violation of any of the above provisions shall be grounds for immediate termination by TASER of this Agreement.

6. PERSONNEL

Sales Representative shall maintain a mutually agreed upon number of personnel to adequately provide the services required under this agreement, including, but not limited to, after-sales service. Sales Representative shall not use any person to perform any duties under this Agreement, unless said person has completed all the following:

        (a) Successfully passed the TASER presentation and Product Training Course, Safety Course, and any other tests or courses TASER deems necessary to perform the duties as provided herein.

        (b) Received TASER written approval to market TASER less-lethal weapons and accessories.

In the event any person employed by, or affiliated with Sales Representative, performs any duties related to TASER, which arise out of, or refer in any way to this agreement or this paragraph, Sales Representative shall waive their right to receive commissions and TASER shall have the right to immediately terminate this Agreement. Sales


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Representative agrees and understands that the Sales Management of TASER may, at any time, request that a member of the representative group take a TASER Course and successfully pass in order to represent TASER products.

7. USE OF INFORMATION

Only TASER approved information, and terms and conditions will be used in any advertising, sales promotions, solicitation and other duties set forth in this Agreement. Sales Representative will not undertake to design or re-engineer TASER products and accessories, or advise any person on any technical specification, training practices, use of force recommendations, bulletins, or accepted practices of applicable TASER safety matters.

IN THE EVENT SALES REPRESENTATIVE ADVISES ANY PERSON CONTRARY TO TASER POLICIES, SPECIFICATIONS, TERMS AND CONDITIONS OR PROCEDURES CONCERNING TASER'S PRODUCT LINE, OR THE PROPER USE OF TASER PRODUCTS, OR INDUCES ANY PERSON TO USE OR APPLY TASER'S PRODUCTS BY MISREPRESENTATION OF THE PRODUCT, ITS CHARACTERISTICS, USE, COST, AVAILABILITY, SAFETY OR APPLICATIONS, SALES REPRESENTATIVE SHALL INDEMNIFY, DEFEND, PAY, SAVE AND HOLD TASER HARMLESS FROM ANY AND ALL CLAIMS, COSTS, JUDGEMENTS, AND DAMAGES, INCLUDING REASONABLE ATTORNEY'S FEES AND EXPENSES OF COUNCIL, WHICH ARE INCURRED AS A DIRECT OR INDIRECT CONSEQUENCE THEREOF.

8. REPORTING AND SALES FORECASTS

Sales Representative must quarterly and as soon as available provide TASER with:

        (a) Market information available from Customers, including, but not limited to, competitive pricing on less-lethal weapons and applicable accessories, new product information introduced by potential competitors, warranties (and requirement for such warranties) being issued by competitors; delivery schedules of competitors; competitors training policies, procedures and associated costs; feedback from customers with respect to competitors' policies, procedures, and problem areas. Notwithstanding the forgoing, in no event shall the above information or any other information be obtained from competitors by Sales Representative. In no event shall the above information or any documents or information required by TASER pursuant to this agreement be released, disclosed, or disseminated in any way to other personnel, firm, or other entity during the term of this Agreement and for a period of two (2) years after its termination without TASER's express written consent.

        (b) Forecasts by territory, with respect to the total number of TASER less-lethal weapons expected to be sold (broken down and separated by law


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            enforcement and commercial sales, by state). These forecasts will be updated at least every 3 months, and sooner if a moderate market change occurs, that impacts the sales forecast and production schedule. Failure to make satisfactory progress toward meeting sales forecasts and previously agreed upon sales goals shall be grounds for termination of this Sales Representative Agreement.

        (c) The Sales Representative shall submit monthly a sales activity report within the assigned territory. This report can be given verbally to the US Sales Manager or in writing.

        (d) Copies of all correspondence between Sales Representative and customers, including, but not limited to, quotations, proposals, TASER presentation appointments and warranty matters.

        (e) All reports, forecasts, or correspondence required by this paragraph must be submitted to the Sales Representative's Regional Sales Manager/Director, or the TASER US Sales Manager for verification and follow-up, no later than fifteen (15) days after the close of each quarter or year.

        (f) Attached hereto and made a part hereof are copies of forecasts prepared by TASER based on the historical data for the assigned territory(s) in regard to the Sales Representative's performance. These forecasts will be used in evaluating the Sales Representative's performance during the semi-annual reviews. TASER reserves the right not to renew or to terminate Sales Representative's Agreements if the Sales Representative does not meet the law enforcement sales target of 50% of sales in the forecasts attached hereto.

9. COMMISSIONS

Subject to the terms and conditions of this Sales Representative Agreement, Sales Representative will receive a commission on net sales (excluding freight charges, distributor overages, trade-ins or upgrades, and/or applicable taxes and discounts taken by the customer) to approved customers in accordance with the following schedule:

        (a) Seven percent (7%) of the total net sales shall be paid to the Sales Representative within forty-five (45) days of payment by the customer to TASER, for orders shipped into a Sales Representative's territory.

        (b) An additional three percent (3%) of net sales, if the Sales Representative surpasses the law enforcement sales forecast within a three (3) months period.


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        (c) In the event TASER is not paid within sixty (60) days of specified invoice terms, Sales Representative shall receive no commission for late payment of an invoice. This paragraph is not applicable to law enforcement orders, which will be handled on a case-by-case basis.

        (d) Any dispute or claim with respect to the entitlement and/or amount of commissions shall be made in writing to TASER within forty-five
            (45) days from the end of the month for which commissions are claimed as to entitlement and/or amount. Failure to timely raise in writing any claims or disputes with respect to entitlement or amount shall constitute a total waiver by Sales Representative for any such commissions.

        (e) No commissions are payable for Export orders shipped and/or invoiced into a Sales Representatives territory.

10. HOUSE ACCOUNTS

TASER shall have the unqualified and absolute right at any time to designate any competitive bidding or procurement for any Governmental entity (Military, Federal, State, Municipal, and local levels) as a House Account, for which Sales Representative shall receive no commission, unless otherwise mutually agreed upon in writing with TASER. Sales Representatives shall receive no commissions on house accounts. TASER also reserves the right to designate any commercial accounts as house accounts if, in TASER's sole discretion, the Sales Representative is not properly servicing those accounts.

11. SAMPLES

Any samples provided by TASER to Sales Representative shall remain the property of TASER, cannot be sold or transferred to any other person and must be returned to TASER upon request. It shall be the responsibility of the Sales Representative group principal to ensure that each of their Sales Representative, who is TASER active, has in his or her possession, or has readily available access to a complete line of TASER products. All samples are subject to review at any time by TASER and under no circumstances may be sold, transferred, conveyed, pledged, or hypothecated to any individual or any other entity, unless approved in advance in writing by TASER. Failure of Sales Representative to maintain samples in a perfect working order shall be a cause to immediately terminate this Sales Representative Agreement.

12. TRADE SHOWS AND CONVENTIONS

Sales Representative shall cover all trade shows, conventions and seminars of interest to law enforcement, and potential purchasers of TASER products in the assigned territory, and shall send adequate TASER representation to national trade shows, including, but not limited to; IACP and NOBLE convention. Sales Representative also agrees to attend any and all other law enforcement trade shows/conventions/seminars


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within his territory deemed necessary by TASER, at the cost of the Sales
Representative, unless TASER agrees to share certain cost in writing.

13. MEETINGS

Sales Representative shall send its representatives to any TASER sales meeting and to national trade show meetings, shows, or training programs as requested by TASER.

14. TECHNICAL SUPPORT AND INSURANCE

TASER shall provide Sales Representatives with leads, technical and training support, sales samples and literature, sales terms and conditions, pricing policies, bulletins, and sales promotional materials, as they are available by TASER.

15. NO SUBCONTRACTING OR ASSIGNMENT

Subcontracting or assignment of this Sales Representative Agreement is prohibited. Under no circumstances will Sales Representative subcontract, assign, delegate or otherwise have any person or entity perform any of the duties and obligations of Sales Representative under this agreement without TASER's express written consent.

16. GOVERNING LAW

This Sales Representative Agreement shall be deemed to have been made in Arizona and shall be governed and construed in accordance with the laws of the State of Arizona, the sites of TASER's Business Offices. Should a disagreement arise over any of the provisions relating to a sales representative agreement, TASER International and the sales representative shall first meet to settle any dispute. If this is unsuccessful, both parties (TASER International and named Sales Representative) hereby agree that any unresolved disputes shall be settled in binding arbitration under the rules of the American Arbitration Association. Specifically, this agreement sets forth the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other representations and understandings both written and oral. This agreement is drafted under the laws of the state of Arizona, and the venue for any legal recourse shall take place under laws as written in Arizona, and the venue for any legal recourse shall take place under these laws and be adjudicated within its jurisdiction. Further, the parties agree that any controversy or claim arising out of, or relating to, this agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association in the state of Arizona, USA under their auspices and the parties agree to have any dispute heard and adjudicated under these rules in the state of Arizona, USA and both parties agree to be bound by the decision of the arbitrator and to pay their proportionate fees as required under the rules of the association and judgment upon the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof.


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17. TERMS

This Sales Representative Agreement shall continue in force for one year, renewable for additional one-year term by mutual agreement. It is, however, expressly understood that TASER has complete and sole discretion to appoint, terminate, renew, decrease or add to its staff of Sales Representatives, at any time, for any reason. In such event, the Sales Representative shall be given 60 days written notice if his/her services are no longer required by TASER, after which time the Agreement with said representatives will be terminated.

18. DISPUTES

Any claim, matter or controversy arising out of or relating to this Sales Representative Agreement, or the breach thereof, shall be decided by arbitration in accordance with the Commercial Industry Rules of the American Arbitration Association governing at that time, unless the parties mutually agree otherwise in writing. Any arbitration shall be held in Phoenix, AZ. The prevailing party in any such arbitration shall be entitled to recover reasonable attorney's fees, expenses of council, expert witness fees and any other arbitration expenses. The award of the arbitrators shall be final and binding, and be enforced in any court of competent jurisdiction.

19. TERMINATION

In the event this agreement is terminated for any reason, Sales Representative shall be entitled to no compensation or damages of any variety whatsoever, it being understood that the sales and marketing of TASER products is covered by any commissions paid or earned by Sales Representative. The Sales Representative understands that, by signing this Agreement, the following paragraph specifically eliminates any claim they might have to damages in quantum meruit. Furthermore, Sales Representative agrees that no commissions will be due for orders received more than thirty (30) days after Sales Representative's termination.

20. ENTIRE AGREEMENT

This Sales Representative Agreement embodies the entire agreement between the parties hereto, and there are no verbal or collateral agreements between them. All preliminary negotiations, representation and discussions are deemed merged herein. This Sales Representative Agreement may be altered or modified only in writing and signed by all parties hereto.

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     IN WITNESS WHEREOF, the parties have executed this Agreement in
Scottsdale, Arizona, on the date and year above first written.

TASER INTERNATIONAL                     SALES REPRESENTATIVE


By: _________________________           By: ___________________________

Title: ______________________           Title: ________________________


_____________________________           _______________________________
          WITNESS                                   WITNESS




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